SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


|X|     Filed by the Registrant
|_|     Filed by a party other than the Registrant

Check the appropriate box:
|X|     Preliminary Proxy Statement
|_| Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
|_|     Definitive Proxy Statement
|_|     Definitive Additional Materials
|_|     Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12


                                HUMBOLDT BANCORP
                (Name of Registrant as Specified in Its Charter)

                      _____________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|_|     No fee required
|_|     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

        1) Title of each class of securities to which transaction applies:_______________________________________________
        2) Aggregate number of securities to which transaction applies:_______________________________________________
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):__________________________
        4)     Proposed maximum aggregate value of transaction:_______
        5)     Total fee paid:________________________________________

|_|     Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)     Amount Previously Paid:  ________________________________
        2)     Form, Schedule or Registration Statement No.:  __________
        3)     Filing Party:  __________________________________________
        4)     Date Filed:  ___________________________________________

                                HUMBOLDT BANCORP
                                2440 Sixth Street
                            Eureka, California 95502


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To The Shareholders of Humboldt Bancorp:

     The 2002 Annual Meeting of Shareholders of Humboldt Bancorp ("Humboldt") will be held at Humboldt Bank Plaza, 2440 Sixth Street, Eureka, California 95502 on Monday, May 20, 2002, at 5:30 p.m. (local time) for the following purposes:

1.   To elect a Board of thirteen directors to serve for the ensuing year;

2. To ratify the appointment of KPMG LLP as independent certified accountants to audit Humboldt's financial statements for the fiscal year ending December 31, 2002;

3. To approve an amendment to Humboldt's Articles of Incorporation to authorize the issuance of up to 20,000,000 shares of preferred stock and to increase the authorized shares of common stock to 100,000,000.

4. To act upon such other business as may be properly come before the meeting or any adjournment thereof.

     Only holders of common stock held of record as of the close of business on March 31, 2002, will be entitled to vote at the meeting or any adjournment thereof.

                                     By Order of the Board of Directors,

                                     /s/ Patrick J. Rusnak

                                     Patrick J. Rusnak
                                     Senior Vice President
                                     Chief Financial Officer and Secretary


April 15, 2002

YOU ARE URGED TO VOTE IN FAVOR OF THE NOMINEES AND MANAGEMENT'S OTHER PROPOSALS BY SIGNING AND RETURNING THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. THE ENCLOSED PROXY IS SOLICITED BY HUMBOLDT'S BOARD OF DIRECTORS. ANY SHAREHOLDER GIVING A PROXY MAY REVOKE IT PRIOR TO THE TIME IT IS VOTED BY NOTIFYING THE SECRETARY OF HUMBOLDT IN WRITING OF SUCH REVOCATION, BY FILING A DULY-EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE ANNUAL MEETING IN PERSON AND VOTING BY BALLOT.

                                HUMBOLDT BANCORP
                                2440 Sixth Street
                            Eureka, California 95502
                                 (707) 445-3233

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 20, 2002


Introduction

     This Proxy Statement is furnished in connection with the solicitation of proxies for use at the 2002 Annual Meeting of Shareholders (the "Annual Meeting") of Humboldt Bancorp ("Humboldt") to be held on Monday, May 20, 2002, at 5:30 p.m. (local time) at Humboldt Bank Plaza, 2440 Sixth Street, Eureka, California, and at any and all adjournments thereof.

     It is anticipated that this Proxy Statement and the accompanying Notice and form of Proxy will be mailed to shareholders eligible to receive notice of and to vote at the Annual Meeting on or about April 15, 2001.

Revocability of Proxies

     A form of Proxy for voting your shares at the Annual Meeting is enclosed. Any shareholder who executes and delivers such Proxy has the right to, and may, revoke it at any time before it is exercised by filing with the Secretary of Humboldt an instrument revoking it or a duly executed Proxy bearing a later date. In addition, if the person executing a Proxy is present at the Annual Meeting and elects to vote in person, the powers of the Proxy holders will be superseded as to those proposals on which the shareholder actually votes at the Annual Meeting.

Persons Making the Solicitation

     THIS SOLICITATION OF PROXIES IS BEING MADE BY HUMBOLDT'S BOARD OF DIRECTORS. The expense of preparing, assembling, printing, and mailing this Proxy Statement and the materials used in the solicitation of Proxies for the Annual Meeting will be borne by Humboldt. It is contemplated that Proxies will be solicited principally through the use of the mails, but officers, directors, and employees of Humboldt and its subsidiaries may solicit Proxies personally or by telephone, without receiving special compensation therefor. Humboldt will reimburse banks, brokerage houses and other custodians, nominees, and fiduciaries for their reasonable expenses in forwarding these Proxy materials to shareholders whose common stock in Humboldt is held of record by such entities. In addition, Humboldt may use the services of individuals or companies it does not regularly employ in connection with this solicitation of Proxies if management determines it to be advisable.

Record Date and Voting Securities

     There were issued and outstanding ____ shares of Humboldt's common stock as of March 31, 2002, which date has been fixed as the record date for the purpose of determining shareholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date"). A majority of the outstanding shares of common stock present in person or by proxy at the Annual Meeting is necessary for a quorum.

     All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. Regarding the election of directors, shareholders may vote in favor of all nominees, withhold their votes as to all nominees, or withhold their votes as to specific nominees, by following the instructions on the enclosed Proxy card. With respect to the ratification of KPMG LLP to serve as Humboldt's independent auditors for the 2002 fiscal year and the proposal to amend Humboldt's Articles of Incorporation to establish 20,000,000 shares of preferred stock and increase the number of shares of common stock to 100,000,000, shareholders may vote in favor of or against each proposal, or may abstain from voting, by specifying their choice as indicated on the enclosed Proxy card. If no specific instructions are given with respect to any matter to be voted on, the shares represented by a signed proxy will be voted FOR the election of the Board's nominees, FOR the ratification of KPMG LLP as independent auditors, and FOR the approval to amend Humboldt's Articles of Incorporation to establish 20,000,000 shares of preferred stock and increase the number of shares of common stock to 100,000,000.

     Directors will be elected from nominees receiving the highest number of affirmative votes cast by the holders of Humboldt's common stock, voting in person or by proxy at the Annual Meeting. Ratification of the appointment of KPMG LLP as independent auditors will require the affirmative vote of the holders of a majority of the shares of common stock of Humboldt voting in person or by proxy at the Annual Meeting. Approval of the amendment to Humboldt's Articles of Incorporation will require approval by the holders of common stock representing a majority of the outstanding shares of common stock.

     Abstentions, because they will be counted in determining whether a quorum is present for the vote on all matters, will have no effect for the election of directors, but will have the effect of a no vote for the ratification of KPMG LLP as the independent accountants, and for the approval of the amendment to Humboldt's Articles of Incorporation to establish 20,000,000 shares of preferred stock and increase the number of shares of common stock to 100,000,000.
Similarly, broker non-votes are also counted towards a quorum but are not counted for any purpose in determining whether a matter has been approved, and will have the same effect as an abstention.

     On any matter submitted to the vote of the shareholders, other than the election of directors, each holder of common stock will be entitled to one vote, in person or by Proxy, for each share of common stock held of record on Humboldt's books as of the Record Date. In connection with the election of directors, shares may be voted cumulatively, but only for persons whose names have been placed in nomination prior to the voting for election of directors and only if the shareholder holding such shares has given notice at the Annual Meeting, prior to such voting, of his or her intention to vote cumulatively. Notice of intention to vote cumulatively may not be given by simply marking and returning a proxy. If any Humboldt shareholder gives such notice, then all shareholders eligible to vote will be entitled to cumulate their votes in voting for election of directors. Cumulative voting allows a shareholder to cast a number of votes equal to the number of shares held in his or her name as of the Record Date, multiplied by the number of directors to be elected. All of these votes may be cast for any one nominee, or they may be distributed among as many nominees as the shareholder sees fit. The nominees receiving the highest number of affirmative votes, up to the number of directors to be elected, shall be elected.

     If one of Humboldt's shareholders gives notice of intention to vote cumulatively, the proxy holders will exercise their cumulative voting rights, at their discretion, to vote the shares they hold in such a way as to ensure the election of as many of the Board's nominees as they deem possible. This discretion and authority of the proxy holders may be withheld by checking the box on the proxy card marked "withhold from all nominees." Such an instruction, however, will also deny the proxy holders the authority to vote for any or all of the nominees of the Board of Directors, even if cumulative voting is not called for at the Annual Meeting, although it will not prevent the proxy holders from voting, at their discretion, for any other person whose name may be properly placed in nomination at the Annual Meeting.

     A shareholder may choose to withhold from the proxy holders the authority to vote for any of the individual nominees to the Board of Directors by marking the appropriate box on the proxy card and striking out the names of the disfavored nominees as they appear on the proxy card. In that event the proxy holders will not cast any of the shareholder's votes for nominees whose names have been crossed out, whether or not cumulative voting is called for at the Annual Meeting, but they will retain the authority to vote for the nominees to the Board of Directors whose names have not been struck out, and for any other candidates who may be properly nominated at the Annual Meeting. If a shareholder wishes to specify the manner in which his or her votes are allocated in the event of cumulative voting, he or she must appear and vote in person, or may designate a proxy to vote, at the Annual Meeting. Ballots will be available at the Annual Meeting for persons desiring to vote in person.

     All votes will be tabulated by Illinois Stock Transfer and Trust.

Principal Shareholders and Share Ownership of Management and Directors

     The  following  table  sets  forth,  as of March 31,  2002,  the number and
percentage  of  shares  of  Humboldt's   outstanding   common  stock  which  are
beneficially owned, directly or indirectly, by:

     o    each of Humboldt's directors and nominees;
     o    Humboldt's named executive officers; and
     o all of Humboldt's directors, nominees and executive officers as a group.

Humboldt has no shareholder that owns more than 5% of the outstanding shares. Unless otherwise indicated, the persons listed have sole voting and investment power over the shares beneficially owned. Management is not aware of any arrangements, which may, at a subsequent date, result in a change of control of Humboldt.

                             Shares
                             Beneficially
Name                         Owned(1)        Options(2)       Percentage
----                         ------------    ----------       ----------

Ronald F. Angell

Ronald V. Barkley

Richard Claussen

Gary L. Evans

Garry D. Fish

Lawrence Francesconi

Gary C. Katz

John W. Koeberer

Theodore S. Mason

                             Shares
                             Beneficially
Name                         Owned(1)        Options(2)       Percentage
----                         ------------    ----------       ----------

John C. McBeth

Kelvin H. Moss

Kenneth J. Musante

Gary L Napier

Patrick J. Rusnak

Tom Weborg

John R. Winzler

Paul A. Ziegler
All Directors, Nominees
and Executive Officers
(18 persons)

1) We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable within 60 days of March 31, 2002, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. Except as indicated in the footnote to this table and pursuant to applicable community property laws, each shareholder named in the table has sole voting power and investment power with respect to the shares set forth opposite such shareholder's name.

2) Represents shares that may be acquired pursuant to options that may be exercised within sixty days. The number of shares of common stock subject to options is included in the Shares Beneficially Owned column.

Proposal No. 1: Election of Directors

Nominees

     Humboldt's Bylaws currently provide for directors to be elected annually to serve until the next annual meeting of shareholders and until their respective successors have been elected. All of the nominees, except for Messrs. Claussen and Moss, listed below have served as directors since Humboldt's last Annual Meeting of Shareholders, which was held in May of 2001.

     Humboldt's Bylaws provide that the number of directors of Humboldt may not be less than eight nor more than fifteen until changed by an amendment to the Bylaws adopted by Humboldt's shareholders, with the exact number of directors within that range to be set by vote of the Board. At present, Humboldt's Board consists of eleven directors. The Board has increased the number of authorized directors to thirteen and consequently proxies may be voted for thirteen nominees.

     The persons named below will be nominated for election as directors at the Annual Meeting to serve until the next Annual Meeting and their successors have been duly elected. Unless otherwise instructed, proxy holders will vote the proxies received by them for the election of the nominees below (or as many thereof as possible under the rules of cumulative voting if applicable). In the event that any of the nominees should be unable to serve as a director, it is intended that the Proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees named below will be unable to serve if elected.

     The nominees for director as proposed by the Board of Directors and their ages and their principal occupations during the past five years are:



Ronald F. Angell      59     Attorney and Partner with the firm of Roberts, Hill, Bragg, Angell & Perlman.
                             Humboldt director since 1996.  He has also served as a director of Humboldt Bank since 1989.

Richard Claussen      48     Partner and Executive Vice President of Goddard Claussen Porter Novelli, a
                             public affairs firm.

Gary L. Evans         59     Partner of the Certified Public Accounting firm of Aalfs, Evans & Company since
                             1976.  Humboldt director member since 1996.  He has also served as a director of
                             Humboldt Bank since 1996.

Garry D. Fish         56     Engaged in the practice of optometry in Red Bluff, California since 1972.
                             Humboldt director since March 2001.  He has also served as a director of Tehama
                             Bank since 1984.

Lawrence Francesconi  70     Retired.  Humboldt director since 1996.  He has also served as a director of
                             Humboldt Bank since 1991 and of Bancorp Financial Services, Inc. since 1996.
                             Chairman of the Board from March 1999 to October 2001.

Gary C. Katz          51     Chairman and Chief Executive Officer of Katz Investments.  Humboldt director since March 2001.  He has also served as a board member of Tehama Bank since
                             1984.

John W. Koeberer      57     Chairman of the Board since October 2001.  President and co-owner of Urban Park
                             Concessionaires, California Guest Services, Inc. and The Picnic People, Inc.,
                             which operate concessions at various parks located throughout northern
                             California.  Humboldt director since March 2001.  He has also served as a director of Tehama Bank since 1984 and of Bancorp Financial Services, Inc. since
                             1996.

Theodore S. Mason     59     President and Chief Executive Officer of Humboldt since 1996 and of Humboldt
                             Bank from 1989 to 2000.  Humboldt director since 1996.  He has also served as a director of Humboldt Bank since 1989, of Tehama Bank since March 2001, of
                             Capitol Valley Bank since 1999 and of Bancorp Financial Services, Inc. since
                             1996.

John C. McBeth        55     President, O & M Industries, a mechanical contractor, since 1964.  Humboldt director since 1996.  He has also served as a director of Humboldt Bank since
                             1991.

Kelvin H. Moss        43     President of K. H. Moss & Associates, a real estate development company.

Gary L. Napier        60     Owner of Buffum and Napier Insurance Brokers since 1965.  Also, President of
                             Torja Corporation, a private investment company.  Humboldt director since 2001.
                             He has also served as a director of Tehama Bank since 1984.




Thomas W. Weborg      59     President and Chief Executive Officer of Java City, a wholesale supplier and retailer of coffee-related products and services.  Humboldt director since
                             November 2000.  He has also served as a director of Capitol Valley Bank since
                             1999.

John R. Winzler       71     Chairman of the Board of Directors of Winzler & Kelly Consulting
                             Engineers. Humboldt director since 1996.  He has also served as a director of
                             Humboldt Bank since 1989.



     There are no family relationships between any of the directors or executive officers of Humboldt. No director or officer of Humboldt serves as a director of any company, which has a class of securities, registered under, or which is subject to the periodic reporting requirements of, the Securities Exchange Act of 1934, or of any company registered as an investment company under the Investment Company Act of 1940.

Vote Required for the Election of Directors

     Directors will be elected from the nominees receiving the highest number of affirmative votes of the shares of common stock present and voting at the Annual Meeting. Each share of common stock which is represented, in person or by proxy, at the Annual Meeting will be accorded one vote on each nominee for director, unless one or more shareholders gives notice to exercise the right of cumulative voting, in which case all shares will be accorded the cumulative voting rights described under the caption "Record Date and Voting Securities," above.

     The Board of Directors unanimously recommends a vote FOR each of the nominees for director described in Proposal 1 above.

Committees and Meetings of the Board of Directors

     The Board of Directors of Humboldt held twelve regular and seven special meetings in 2001. All directors attended 75% or more of the aggregate number of the Board of Directors and committee meetings on which each director served. The Board of Directors has no nominating committee.

     The Personnel Committee was composed of Ronald F. Angell (Chairman), Larry Francesconi, Gary L. Napier, Tom Weborg, John R. Winzler. Theodore S. Mason and John R. Koeberer are ex-officio members of the Personnel Committee. The Personnel Committee met 11 times in 2001. As part of its responsibilities, the Personnel Committee administers Humboldt's stock option plans and the 401(k) plan, reviews the compensation packages for Humboldt's executive officers (without participation of Director Mason with respect to his own compensation) and makes recommendations to the Board of Directors on other personnel matters.

     During 2001, the Audit Committee was initially composed of Gary L. Evans (Chairman), Larry Francesconi, and John C. McBeth. In April 2001, Garry D. Fish and Gary C. Katz were appointed to the committee and Mr. McBeth resigned. In October 2001 Mr. Koeberer replaced Mr. Francesconi on the committee. All Audit Committee members meet the standard of independence within the meaning of Rule 4200(a)(15) of the NASD's listing standards. The Audit Committee met eight times in 2001 for the purpose of reviewing Humboldt's financial results and operations, to discuss the wind-down of Bancorp Financial Services, Inc. and to review the theft of ATM cash and determine appropriate actions. In addition, the Audit Committee also met as part of the independent accountant selection process, which ultimately resulted in the appointment of KPMG LLP in September

2001. As part of its responsibilities, the Audit Committee provides assistance to the Directors in fulfilling their responsibility to the shareholders, potential shareholders and the investment community relating to corporate accounting, financial reporting practices of the corporation, the quality and integrity of the financial statements of the corporation, and the capital requirements of the corporation. In order to assist the Audit Committee and to more effectively communicate the purpose and functions of the Audit Committee to the Board of Directors, management, employees and Humboldt's shareholders, the Audit Committee has adopted an Audit Committee charter. The Audit Committee has reviewed the charter and no changes were effected in 2001.

     In accordance with SEC regulations, the following is the Humboldt Audit Committee Report. Such report is not deemed to be filed with the SEC.

Audit Committee Report (Draft)

     The Audit Committee oversees the financial reporting process for Humboldt Bancorp on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Audit Committee reviewed the annual financial statements included in the annual report and filed with the Securities and Exchange Commission as well as the unaudited financial statements filed with the Company's quarterly reports on Form 10-Q.

     In accordance with Statements on Accounting Standards (SAS) No. 61, discussions were held with management and the independent auditors regarding the acceptability and the quality of the accounting principles used in the reports. These discussions included the clarity of the disclosures made therein, the underlying estimates and assumptions used in the financial reporting, and the reasonableness of the significant judgments and management decisions made in developing the financial statements. In addition, the Audit Committee has discussed with the independent auditors their independence from Humboldt and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1.

     The Audit Committee has also met and discussed with Humboldt management, and its independent and internal auditors, issues related to the overall scope and objectives of the audits conducted, the internal controls used by Humboldt, and the selection of Humboldt's independent auditors. In addition, the Audit Committee discussed with the independent auditors and without management present the specific results of audit investigations and examinations and the auditor's judgments regarding any and all of the above issues.

     Pursuant  to  the  reviews  and  discussions  described  above,  the  Audit
Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

     Management is responsible for Humboldt's financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Humboldt's independent auditors are responsible for auditing those financial statements. The Audit Committee's responsibility is to monitor and review these processes. It is not the Audit Committee's duty or responsibility to conduct auditing or accounting reviews or procedures. The Audit Committee are not employees of Humboldt and we may not be, and we may not represent ourselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and on the representations of the independent auditors included in their report on Humboldt's financial statements. The Audit Committee's oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions with management and the independent auditors do not ensure that Humboldt's financial statements are presented in accordance with generally accepted accounting principles, that the audit of Humboldt's financial statements has been carried out in accordance with generally accepted auditing standards or that Humboldt's independent auditors are in fact "independent."

     Signed by the Audit Committee this ___ day of March, 2002.

Compensation of Directors

     Directors of Humboldt or its subsidiaries who are also employees of Humboldt do not receive fees for service as directors. During 2001, non-employee directors of Humboldt received a fee of $1,500 per month for services as a director (with the Chairman receiving $2,000) and $800 per special board meeting at which in-person attendance was required. All board committee members received a fee of $200 per meeting attended, with the exception of the Audit Committee, which provided for meeting fee of $450.

Executive Officers

     As of December 31, 2001, the following are the names of the executive officers and information concerning each of them:

                                                   Prior Experience and
Officer Name           Age   Position              Other Information
-----------------------------------------------------------------------------------------------
Theodore S. Mason      59    President & Chief     President and Chief Executive Officer of
                             Executive Officer     Humboldt since 1996.  Mr. Mason also serves
                             of Humboldt           as a director of Humboldt Bancorp, Humboldt
                                                   Bank, Capitol Valley Bank, Tehama Bank and
                                                   Bancorp Financial Services, Inc.

Paul A. Ziegler        43    President, Humboldt   Mr. Ziegler was appointed as President of
                             Bank                  Humboldt Bank in October 2001.  Previously,
                                                   he served as Chief Administrative Officer of
                                                   Humboldt from 1996 to October 2001.  Mr.
                                                   Ziegler also serves as a director of Humboldt
                                                   Bank.

Patrick J. Rusnak      38    Senior Vice           Mr. Rusnak joined Humboldt as its Chief
                             President and Chief   Financial Officer in November 2000.  Prior to
                             Financial Officer     joining Humboldt, he served as Vice President
                                                   and Controller of United Community Banks,
                                                   Inc. from August 1998 through October 2000
                                                   and as Senior Assistant Controller of Trans
                                                   Financial, Inc. from February 1994 through
                                                   August 1998.

Ronald V. Barkley      65    Senior Vice           Senior Vice President and Chief Credit
                             President and Chief   Officer  since 1996
                             Credit

                                                   Prior Experience and
Officer Name           Age   Position              Other Information
-----------------------------------------------------------------------------------------------

Kenneth J. Musante     36    Senior Vice           Senior Vice President and Manager of Humboldt
                             President and         Bank's Merchant Bankcard Division since 1993
                             Manager of the
                             Merchant Bankcard
                             Division of
                             Humboldt Bank

William P. Ellison     52    Executive Vice        Mr. Ellison joined the Humboldt in March 2001
                             President and Chief   as President and Chief Executive of Tehama
                             Administrative        Bank. He was appointed to his current
                             Officer               position in October 2001. Previously, Mr.
                                                   Ellison served as President and Chief
                                                   Executive Officer of Tehama Bancorp from 1996
                                                   to 2001.


Executive Compensation

     As to Humboldt's Chief Executive Officer and each other executive officer of Humboldt who received total compensation in excess of $100,000 in 2000 (the "named executive officers"), the following table sets forth all cash and non-cash compensation (including bonuses, other annual compensation, deferred compensation, and options granted) received from Humboldt for services performed in all capacities during the last three years.


                                                                 Other
Name and                                                         Annual            Options
Principal Position          Year      Salary(1)    Bonus(2)  Compensation(3)       Granted
----------------------------------------------------------------------------------------------

Theodore S. Mason           2001     $ 200,000    $ 180,000    $    1,640            2,750
President and Chief         2000     $ 125,000    $ 296,455    $    1,669           24,570
Executive Officer           1999     $ 125,000    $ 279,700    $    1,987           13,305

Patrick J. Rusnak(4)        2001     $ 151,875    $  56,250     $  19,907            3,300
Senior Vice President and   2000     $  25,000    $  10,266             -            1,000
Chief Financial Officer     1999                                                         -

Ronald V. Barkley           2001     $ 150,000    $  44,939    $    3,023            1,100
Senior Vice President and   2000     $  85,000    $  97,131    $    1,480           10,385
Chief Credit Officer        1999     $  85,000    $  71,385    $    1,863            6,576

Paul A. Ziegler             2001     $ 150,000    $  12,183   $       887            1,100
President, Humboldt Bank    2000     $ 115,000    $  55,454   $       688            6,466
                            1999     $  96,865    $  65,500   $       704            4,739

Kenneth J. Musante          2001     $  85,000    $  71,539   $       140            1,100
Senior Vice President       2000     $  85,000    $  50,348   $       142            3,644
                            1999     $  75,000                $       111            3,815


(1) Includes amounts of salary or bonus deferred by Messrs. Mason, Rusnak and Barkley as provided by Humboldt's Deferred Compensation Plan.

(2) Includes amounts paid to Messrs. Mason, Rusnak, Barkley, Ziegler and Musante as provided by Humboldt's Incentive Bonus Plan.

(3) Includes amounts imputed to the named executive as income for tax purposes for personal use of a company provided vehicle and for life insurance.

(4)  Mr. Rusnak joined Humboldt in November 2000. Employment Contracts

     Humboldt Bank entered into an employment agreement with Mr. Mason on May 1, 1989, whereby Mr. Mason agreed to serve as Humboldt Bank's President and Chief Executive Officer. Mr. Mason's employment contract was assumed by Humboldt. Under the terms of the original agreement, Mr. Mason is entitled to receive a base salary of $125,000 per year and an incentive bonus based Humboldt's pre-tax net profits as provided by an Incentive Bonus Plan. In January 2001, the employment agreement was modified to increase Mr. Mason's base salary to $200,000 per year with the increase of $75,000 to be deducted from the formula-based incentive bonus. In the event of a change of control, Mr. Mason would receive 24 months of current compensation. During the term of the agreement, which expired on January 1, 2002, Mr. Mason may be reimbursed for travel, meals, entertainment expenses, service to charitable organizations, and membership in selected committees and other organizations. In addition, he is eligible for typical employee benefits including paid vacation, sick leave, medical insurance, and the use of a company-owned vehicle.

     Subsequent to December 31, 2002, Humboldt and Mr. Mason have modified his employment contract to eliminate the change in control provision and to terminate his contract upon Humboldt hiring a new CEO.

     Humboldt Bank entered into an employment agreement with Mr. Barkley on June 1, 1989, whereby Mr. Barkley agreed to serve as Humboldt's Senior Vice President and Chief Credit Officer. Mr. Barkley's employment agreement was for an initial two years to be automatically renewed for successive one-year terms with a base annual salary is $85,000 and percentage of Humboldt's pre-tax profits ranging from 2% to .5%. Mr. Barkley's employment contract was subsequently assumed by Humboldt and, in January 2001, his employment agreement was modified to increase Mr. Barkley's base salary to $150,000 per year with the increase of $65,000 to be deducted from the formula-based incentive bonus.

     Humboldt entered into a change in control agreement with Patrick J. Rusnak on November 1, 2000. The agreement provides for Mr. Rusnak to receive his base salary for a period of two years in the event of a change in control that results in the elimination of his position within one year.

     On March 23, 2000, Humboldt and Kenneth J. Musante entered into an employment agreement effective December 16, 1997, whereby Mr. Musante will serve as Vice President/Manager of Humboldt's Merchant Bankcard Services Division. The term of the employment agreement is until December 16, 2007. For his services, Mr. Musante will be paid a base salary of $85,000 per annum, a variable compensation of 2.5% of a defined proprietary portfolio of merchant account pre-tax net income and a discretionary bonus as determined by Humboldt. In no case, however, will the amount of his base salary, variable compensation and bonus exceed $300,000 per annum. In addition, Mr. Musante will have the right to earn an equity participation of up to 10% of the defined proprietary portfolio subject to vesting. Provided that Mr. Musante is employed for six years, he shall be entitle to a 6% interest in the proprietary portfolio, subject to an additional 1% for each subsequent year of employment. In the event Mr. Musante resigns or is terminated for cause, Humboldt may pay Mr. Musante for his equity participation in cash, stock or a promissory note.

Benefit Plans

     Retirement Plan. Currently, Humboldt has a defined contribution retirement plan covering substantially all employees. Contributions to the plan are made at the discretion of the Board of Directors in an amount not to exceed the maximum amount deductible under the profit sharing plan rules of the Internal Revenue Service. Employees may elect to have a portion of their compensation contributed to the plan in conformity with the requirements of Section 401(k) of the Internal Revenue Code. Salaries and employee benefits expense includes contributions to the plan of $642,000, $443,000, and $336,000 during 2001, 2000 and 1999, respectively.

     Director Fee Plan. Humboldt has adopted the Humboldt Bancorp and Subsidiaries Amended and Restated Director Fee Plan (the "Fee Plan"). The Fee Plan permits each director of Humboldt or one of its subsidiary banks to elect to receive his/her director's fees in the form of Humboldt common stock or cash, or a combination thereof of Humboldt common stock and cash, and to elect to defer the receipt of any of the foregoing until the end of his/her term as a director. If deferral is elected, the amount of the director's fees shall be credited to an account on behalf of the director. However, such crediting shall constitute a mere promise on the part of Humboldt to pay/distribute on this account. The account is otherwise unsecured, unfunded, and subject to the general claims of creditors of Humboldt. The Fee Plan provides for the issuance of up to 161,051 shares of Humboldt common stock. The amount of such fees deferred was $119,976, $65,000 and $86,000 in 2001, 2000, and 1999,
respectively. At December 31, 2001, and 2000, the liability for amounts due under this plan totaled $334,976 and $215,000, respectively, or approximately 33,254 and 25,869 shares of common stock.

     Post-Employment Benefit Plans and Life Insurance Policies. Humboldt and its Subsidiary Banks have entered into Officer Salary Continuation Agreements and Deferred Compensation Agreements with key employees. The Officer Salary Continuation Agreements provide for payments in the event of retirement, death, disability or change in control. The Deferred Compensation Agreements allow the employees to defer a portion of current compensation in exchange for Humboldt's commitment to pay a deferred benefit at retirement. Deferred compensation is vested as to the amounts deferred. If death occurs prior to or during retirement, Humboldt will pay the employee's beneficiary or estate the benefits set forth in the agreement. Both the Officer Salary Continuation Agreements and the Deferred Compensation Agreements are unfunded although, as discussed below, Humboldt has purchased life insurance policies in connection with the implementation of the two plans.

     The Officer Salary Continuation Agreements provide that upon retirement, or death prior to retirement, the following executive officers will be entitled to the following benefits: Theodore S. Mason - $100,000 per year for 15 years; Ronald V. Barkley - $40,000 per year for 10 years; Paul A. Ziegler - $75,481 per year for 15 years; Kenneth J. Musante - $78,542 per year for 15 years. In the event of disability, these employees will be entitled to the following amounts payable over the same period unless otherwise noted: Theodore S. Mason - $428,288, Ronald V. Barkley - $252,237, Paul A. Ziegler - $26,445, and Kenneth
J. Musante - $112,653 in a lump sum or as otherwise agreed to. Salary continuation benefits may also be paid if termination is without cause or due to a change in control of Humboldt. Otherwise, no benefits are paid upon termination.

     Humboldt has purchased single premium life insurance policies in connection with the implementation of these salary continuation and deferred compensation plans for certain key employees. The policies provide protection against the adverse financial effects from the death of a key employee and provide income to offset expenses associated with the plans. The specified employees are insured under the policies, but Humboldt (or one of its subsidiary banks) is the owner and beneficiary. At December 31, 2001, 2000, and 1999 the cash surrender value of these policies totaled approximately $15,090,000, $14,052,000 and $8,635,000, respectively.

     At December 31, 2001, 2000 and 1999, liabilities recorded for the estimated present value of future salary continuation and deferred compensation benefits totaled approximately $5,947,000, $4,570,000, and $3,434,000, respectively. In the event of death or under other selected circumstances, Humboldt is contingently liable to make future payments greater than the amounts recorded as liabilities. Based on present circumstances, Humboldt does not consider it probable that this contingent liability will be incurred or that in the event of death, a liability would be material after consideration of life insurance benefits.

     Stock Option Plans. Humboldt has a stock option plan that was originally adopted by Humboldt Bank in 1992 and assumed by Humboldt Bancorp upon formation of the holding company in 1996 ("1992 Plan") under which incentive stock options, as defined under the Internal Revenue Code, non-statutory stock options may be granted.

     Options representing 1,255,410 shares of Humboldt's common stock may be granted under the 1992 Plan by the Board of Directors to directors, officers, and key full-time employees at an exercise price not less than the fair market value of the shares on the date of grant. As of December 31, 2001 and 2000, respectively, 990,664 and 1,094,581 options were outstanding under the 1992 Plan. Options may have an exercise period of not longer than ten years.
Incentive stock options have vesting schedules of 33% per year, and non-statutory stock options vest immediately. The numbers of shares authorized and outstanding under the 1992 Plan above include options granted by Humboldt Bank prior to the assumption of the 1992 Plan by Humboldt Bancorp

     The 1992 Plan contains an antidilution provision in the event of a private or public offering of Humboldt Bancorp common stock. Under the current antidilution provision, participants will be granted additional options to purchase shares of Humboldt Bancorp common stock based on the number of shares issued in the public offering. Additional options will be granted to a current employee, officer or director who holds options so as to maintain on optionee's proportionate interest in Humboldt Bancorp by reason of his or her unexercised portions of options as before the issuance. However, the total number may not exceed that available for grant under the Humboldt Stock Option Plan. In December 2000, the Directors of Humboldt sought waiver of the antidilution provision of the stock option plan representing approximately 42% of the outstanding options. In March 2001, substantially all Humboldt Employees holding stock options also agreed to waive the antidilution provision of the Stock Option Plan. The waiver of antidilution provision became effective March 9, 2001.

     The exercise price for such additional options shall be the fair market value of the Humboldt common stock on the date of the additional grant, except that in the event of an incentive stock option, the exercise price shall be 110% if the optionee is an employee owning more than 10% of the total combined voting power of all classes of stock of Humboldt.

     At the 2001 Annual Meeting, the shareholders approved the 2001 Humboldt Bancorp & Subsidiaries Equity Incentive Plan ("2001 Plan"). This plan provides for the issuance of qualified and non-qualified stock options, restricted stock grants, restricted stock bonus awards and stock appreciation rights. The 2001 Plan has reserved a total of 275,000 shares, of which 39,761 were issued in the form of options or restricted shares as of December 31, 2001.

        Tehama Stock Option Plans

     Humboldt has assumed the Stock Option Plans of Tehama Bancorp as part of the merger agreement entered into between the two companies effective March 9, 2001. As of March 9, 2001, Tehama Bancorp had two Stock Options Plans under which issued and unexercised options exist. The two plans are the Tehama Bancorp 1994 Stock Option Plan (the "1994 Plan") and the 1999 Stock Option Plan (the "1999 Plan").

     As of the effective date of the merger, all outstanding rights with respect to stock options issued under the 1994 and 1999 Plans were converted into and became equivalent rights with respect to Humboldt common stock at the applicable conversion rate with a corresponding adjustment in the option price, and Humboldt assumed each Tehama Stock Option in accordance with the terms of the Tehama Stock Option Plans and the stock option agreement by which it is evidenced.

     The 1994 Plan was terminated for the purpose of granting new options on May 14, 1999, the effective date of the 1999 Plan approved by the shareholders of Tehama Bancorp at the 1999 Annual Meeting of Shareholders. Options for 116,585 shares of Humboldt common stock were outstanding under the 1994 Plan as of December 31, 2001.

     Under the 1999 Plan, nonstatutory (sometimes also called "non-qualified") options to purchase shares of Tehama Bancorp's common stock may be granted to employees, directors and consultants of Tehama Bancorp, and incentive options may be granted to employees. The 1999 Plan is now administered by the Humboldt Bancorp Board of Directors and assumed by Humboldt. Options for 285,841shares of Humboldt common stock were outstanding under the 1999 Plan as of December 31, 2001.

     The exercise price of each option granted pursuant to the 1999 Plan ordinarily may not be less than one hundred percent (100%) of the fair market value of the stock subject to the option on the date the option is granted, and no option may have a term exceeding ten years. All options (except for automatic option grants to directors of Tehama Bancorp) terminate upon termination of employment, but may be exercised (to the extent vested) for varying periods after termination of employment. During an optionee's lifetime, the optionee's incentive options may be exercised only by him or her and may not be transferred. An optionee's nonstatutory options also are not transferable during the optionee's lifetime, except to the extent otherwise permitted in the option agreement. The exercise price of shares issued pursuant to exercise of an option under the 1999 Plan may always be paid in cash and, in addition, may be paid, in the discretion of the Board, with (1) Humboldt shares already owned by the optionee, valued at their fair market value, (2) the proceeds of a resale of the shares by an authorized securities broker or (3) the proceeds of a loan (by a securities broker or lender approved by Humboldt) secured by a pledge of the shares acquired by the exercise.

     The following tables set forth the number of options granted to Humboldt's executive officers during 2001 and the number and value of unexercised options held by these executive officers as of the end of 2001.

                         OPTION GRANTS AND EXERCISES BY
                            EXECUTIVE OFFICER IN 2001



                                 % of Total                                 Potential Realizable
                                  Options                                     Value at Assumed
                                 Granted to      Exercise                  Annual Rates of Stock
                      Options   Employees in    Price per     Expiration   Price Appreciation for
Name                  Granted       2001          Share          Date       Option Term 5% / 10%
--------------------------------------------------------------------------------------------------
Theodore S. Mason      2,750         8.3%           $8.64      3/23/2011      $14,943/$37,867

Patrick J. Rusnak      3,300        10.0%           $8.64      3/23/2011      $17,931/$45,441

Ronald V. Barkley      1,100         3.3%           $8.64      3/23/2011       $5,977/$15,147

Kenneth J. Musante     1,100         3.3%           $8.64      3/23/2001       $5,977/$15,147

Paul A. Ziegler        1,100         3.3%           $8.64      3/23/2001       $5,977/$15,147


                       AGGREGATED OPTION EXERCISES IN 2001



                                                  Number of Unexercised  Value of Unexercised
                          Shares                   Options at Year-end       In-the-money
                       Acquired on      Value         (Exercisable/          (Exercisable/
Name                     Exercise      Realized       Unexercisable)        Unexercisable)
---------------------------------------------------------------------------------------------
Theodore S. Mason         14,066        $86,084       168,835/6,748           $603,539/$0

Patrick J. Rusnak              -              -         367/4,033                $0/$0

Ronald V. Barkley          8,037        $48,510        70,132/3,098           $235,228/$0

Kenneth J. Musante           880        $ 4,949        21,512/3,098            $4,935/$0

Paul A. Ziegler                -              -        47,657/3,098           $50,674/$0


     The value of unexercised, in-the-money, options is based on a per share market value of $7.75 as of December 31, 2001, as quoted on the NASDAQ National Market.

Compensation Committee Interlocks and Insider Participation

     The Personnel Committee is composed of Ronald F. Angell (Chairman), Larry Francesconi, Theodore Mason and John R. Winzler. Mike L. Renner and Marguerite Dalianes were formerly members, but resigned on March 2001 in connection with the merger with Tehama Bancorp. Mr. Mason is president of Humboldt and was president of Humboldt Bank. Mr. Mason does not participate in committee decisions regarding his compensation.

Personnel Committee Report on Executive Compensation (Draft)

     The Personnel Committee of the Board of Directors has furnished the following report on executive compensation:

     Humboldt has developed and implemented compensation polices, plans, and programs which attempt to enhance the profitability of Humboldt, and thus shareholder value, by aligning closely the financial interests of Humboldt's executive officers with those of its shareholders. For Humboldt, earnings per share growth and return on average shareholders' equity, among other criteria, are critical elements in the establishment of long-term incentive programs. The process involved in the executive compensation determination for fiscal 2001 is summarized below:

     Compensation for each of the persons named in the Executive Compensation Table, as well as other senior executives, consists of a base salary, an annual bonus, and long-term incentive compensation. Further, certain Executives' compensation are based on criteria set forth in their employment contracts. Long-term incentives consist of salary continuation plans and grants of stock options.

     The Board, pursuant to recommendations made by the Personnel Committee, determines base salaries and annual bonuses after an objective and subjective evaluation of various factors, including salaries paid to senior managers with comparable qualifications, experience, and responsibilities at other institutions, individual job performance, local market conditions, and the
Board's perception of the overall financial performance of Humboldt (particularly operating results), without considering specific performance targets or objectives, and without assigning particular weights to individual factors. As to executive officers other than the Chief Executive Officer, the Board also considers the recommendations made by the Chief Executive Officer.

     The Personnel Committee, and the employment contracts for some Executive Officers, establishes a specified level of pre-tax net income upon which bonuses may be based. After review of fiscal year 2001 financial results, the Personnel Committee determined that the 2001 targets had not been achieved primarily due to expenses related to the merger with Tehama Bancorp, the loss on discontinued operations related to Bancorp Financial Services, Inc. ("BFS") and the ATM theft loss. Although the Personnel Committee concluded that merger-related expenses should not be considered in the determination of executive bonus payments, no bonuses were paid based on achievement of financial targets with the execption of Mr. Musante. However, certain bonuses were paid to Messrs. Mason, Barkley, Rusnak and Ziegler for services to Humboldt unrelated to the financial performance targets. In granting the bonuses, the Personnel Committee considered the Executive Officers' current salary as they relate to their peers within the banking industry, the amount of bonuses given to other executives within the banking industry after taking into consideration Humboldt's financial performance and the complexity of merging the operations of Humboldt and Tehama Bancorp.

     Personnel Committee

     Signed by the Personnel Committee this ___ day of March, 2002.

Personnel Committee Interlocks and Insider Participation

     Although Theodore Mason is a member of the Personnel Committee, he does not participate in any decisions with respect to his own compensation package.

Performance Graph and Table

     The graph and table below compare the total shareholder return on Humboldt's common stock with the comparable cumulative total return for The Nasdaq Stock Market Index and the SNL Securities, Inc. $500 Million to $1 Billion Bank Index for the five year period commencing January 1, 1997 and ending December 31, 2001. The graph and table assume $100 was invested on December 31, 1996, and that all dividends were reinvested during each year presented. The graph and table were prepared at Humboldt's request by SNL Financial, Inc. of Charlottesville, Virginia.

                        [TOTAL RETURN PERFORMANCE GRAPH]


                                  Period Ending

Index                              12/31/96   12/31/97 12/31/98  12/31/99  12/31/00  12/31/01

Humboldt Bancorp                   100.00     155.00   138.87    175.31    151.25    128.94
NASDAQ - Total US*                 100.00     122.48   172.68    320.89    193.01    153.15
SNL $500M-$1B Bank Index           100.00     162.56   159.83    147.95    141.62    183.73



Compliance with Section 16(a) of the Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934 requires Humboldt's officers and directors, and persons who own more than 10% of a registered class of Humboldt's equity securities, to file reports of ownership on Form 3 and changes of ownership on Form 4 or Form 5 with the Securities and Exchange Commission (the "SEC"). They are also required by SEC rules to furnish Humboldt with copies of all Section 16(a) forms that they file.

     Based solely on its review of the copies of such forms received by Humboldt, or written representations from certain reporting persons that no Forms 5 were required for the officers, directors and ten-percent stockholders, Humboldt believes that during 2001 its officers, directors and ten-percent stockholders complied with all applicable Section 16(a) filing requirements.

Certain Transactions

     Some of Humboldt's directors and executive officers and their immediate families, as well as the companies, with which they may have interest in, have had loans from Humboldt's bank subsidiaries ("Banks") in the ordinary course of the Banks' business. In addition, the Banks expect to have loans with these persons in the future. In management's opinion, all these loans and commitments to lend were made in the ordinary course of business, were made in compliance with applicable laws on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and, in the opinion of management, did not involve more than a normal risk of collectability or present other unfavorable features. The outstanding balance under extensions of credit by the Banks to directors and executive officers of Humboldt and the Banks and to the companies that these directors and executive officers may have an interest was $7,264,000, $4,865,000, and $4,865,000 as of December 31, 2001, 2000 and 1999, respectively.

     In addition to the foregoing, we have, and in the future may, enter into transactions with our directors or companies in which they may have an interest. During the year ended December 31, 2001, we entered into no transactions with our directors or companies in which they may have an interest that exceed $60,000. However, during the beginning of 2002, we purchased a three-year insurance policy in the amount of $83,000 from Buffum and Napier Insurance Brokers. Mr. Napier is one of our directors.

Proposal 2: Ratification of Independent Accountants

     Upon the recommendation of Humboldt's Audit Committee, the Board of Directors has appointed KPMG LLP as Humboldt's independent accountants to audit the consolidated financial statements of Humboldt and its subsidiaries for the 2002 fiscal year.

     KPMG LLP has served as Humboldt's independent accountants for the fiscal year ended December 31, 2001, and during the course of that fiscal year they were also engaged by Humboldt to provide certain non-audit services. During the year ended December 31, 2001, the following fees were paid for services provided by KPMG LLP.

     Audit fees. The aggregate fees paid for the annual audit and/or the review of Humboldt's financial statements included in Humboldt's Form 10-K for the year ended December 31, 2001, amounted to approximately $134,000.

     Financial Information Systems Design and Implementation Fees. During the year ended December 31, 2001, Humboldt paid no fees to KPMG LLP related to the design or implementation of a hardware or software system to compile source data underlying Humboldt's financial statements or generate information significant to Humboldt's financial statements.

     All Other Fees. The fees paid for other non-audit services, during the year ended December 31, 2001, are as follows: (a) Structured Finance Consulting - Bancorp Financial Services, $126,600; (b) Forensic Accounting, $54,000; (c) Tax Consulting - Bancorp Financial Services, $6,700; and (d) Out-of-pocket expenses, $8,000.

     The affirmative vote of a majority of the shares of common stock present and voting at the Annual Meeting is required to ratify the appointment.

     If the appointment is not ratified, Humboldt's Board of Directors may select other independent accountants. Representatives of KPMG LLP will be present at the Annual Meeting to respond to appropriate questions from the shareholders and will be given the opportunity to make a statement should they desire to do so.

     Richardson & Co. was previously the principal accountant for Humboldt. Effective September 4, 2001, Richardson & Co.'s appointment as principal accountant was terminated and KPMG LLP was engaged as principal accountants. The decision to change accountants was approved by the audit committee and the full board of directors of Humboldt. During Humboldt's two most recent fiscal years ended December 31, 2000 and 1999, and the subsequent interim period preceding the dismissal through September 4, 2001, there were no disagreements with Richardson & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to Richardson & Co.'s satisfaction would have caused it to make a reference to the subject matter of the disagreements in connection with its reports. None of the "reportable events" described under Item 304(a)(1)(v) of Regulation S-K occurred within Humboldt's two most recent fiscal years and the subsequent interim period through September 4, 2001. The audit report of Richardson & Co. on the consolidated financial statements of Humboldt and subsidiaries as of and for the fiscal years ended December 31, 2000 and 1999, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

The Board of Directors of Humboldt Recommends that Your Vote For Proposal 2

     Ratification of the appointment of KPMG LLP as independent accountants will require the affirmation vote of the holders of a majority of Humboldt's common stock voting in person or by proxy at the Annual Meeting.

Proposal 3: Amendment to the Humboldt's Articles of Incorporation to authorize 20,000,000 shares of preferred stock and to increase the number of shares of common stock from 50,000,000 to 100,000,000.

     Under Article Three of its Articles of Incorporation, Humboldt is currently authorized to issue 20,000,000 shares of common stock, without par value. As of March 15, 2002, there were 10,337,298 shares of common stock outstanding. The Board has approved and is seeking shareholder approval to amend Article Three to its Articles of Incorporation to establish 20,000,000 shares of preferred stock and to increase the number of shares of common stock from 50,000,000 shares to 100,000,000 shares.

Reasons for the Proposed Amendment

     The Board of Directors believes that it would be advisable to amend Article Three to authorize 20,000,000 shares of preferred stock and increase in number of common stock to 100,000,000 which would provide the flexibility needed to meet current requirements of the securities market or the exigencies of negotiations for the acquisition of other corporations or properties. The proposed preferred stock would not be set aside for any specific purpose, but would be subject to issuance in the discretion of the Board of Directors from time to time for any proper corporate purpose without further action by the shareholders. The terms of any series will be dependent largely on conditions existing at the time of issuance and therefore cannot be indicated at the present time. Further, the Board also considered establishing the preferred stock as a possible deterrent from an unwanted or hostile acquisition. However, management is unaware of any indications that there may be an unsolicited or hostile acquisition of Humboldt that is being considered by another company.

     The Board of Directors has no immediate intention to enter into any negotiations, agreements or understandings with respect to the proposed preferred stock, but considers it advisable and in the best interests of

Humboldt to have such shares authorized and available for issuance to meet future requirements if and when the need arises. Requiring the shareholders to meet and approve each separate issuance of a series would be time-consuming and costly, particularly in those instances where the number of shares to be issued may be small in relation to the total capital of Humboldt. Moreover, if shareholder approval of such securities were postponed until a specific need arose, the delay could, in some instances, deprive Humboldt of opportunities otherwise available.

     The Board of Directors will be authorized to determine at the time of creating each series the designations, preferences, limitations and relative rights of the series permitted to be fixed by the Board of Directors pursuant to proposed Article Three, including, but not limited to, the distinctive designation of and the number of shares in the series, the terms of any dividend payable thereon, the terms, if any, on which shares of the series may be redeemed, the terms of any applicable sinking fund, any conversion or voting rights of the series and the amount payable upon liquidation, dissolution or winding up of Humboldt.

     The full text of the proposed amendment to Article Thee of the Articles of Incorporation, which includes the provisions for the proposed preferred stock, is set forth in Exhibit A to this proxy statement.

Anti-Takeover Aspects

     One of the reasons why the Board of Directors approved the amendment to Humboldt's Articles of incorporation is the possibility of issuing a series of preferred stock for the purpose of acting as an anti-takeover device. Preferred stock can be, and has been, used by corporations specifically for anti-takeover purposes. For example, shares of preferred stock can be privately placed with purchasers who support a board of directors in opposing a tender offer or other hostile takeover bid, or can be issued to dilute the stock ownership and voting power of a third party seeking a merger or other extraordinary corporate transaction. Under these and similar circumstances, the preferred stock can serve to perpetuate incumbent management and can adversely affect shareholders who may want to participate in the tender offer or other transaction. At this time, Humboldt has no plan, commitment or understanding to issue the preferred stock.

     Further, the Board of Directors believes that it will benefit the shareholders to have additional unreserved shares of preferred stock and common stock available for issuance to raise capital, including a possible convertible debt offering, to effect acquisitions or other strategic transactions that the board of directors believes provide the potential for growth and profit, and to provide equity incentives to employees, officers and directors.

VOTE REQUIRED

     The amendment to the Articles of incorporation requires the approval of the holders of a majority of the outstanding shares common stock.

The Board of Directors of Humboldt Recommends that You Vote For Proposal 3

Shareholder Proposals

     Under certain circumstances, shareholders are entitled to present proposals at shareholders' meetings, provided that the proposal is submitted in a timely manner and in a form that complies with applicable regulations. For any such shareholder proposal to be included in the proxy statement to be prepared for next year's annual meeting, the shareholder must submit the proposal prior to December 13, 2002.

Other Matters

     Management does not know of any matters to be presented at the Annual Meeting other than those set forth above. However, if other matters come before the Annual Meeting, it is the intention of the persons named in the accompanying Proxy to vote the shares represented by the Proxy in accordance with the judgment of the person or persons authorized to vote the Proxy, and discretionary authority to do so is included in the Proxy.

     The Annual Report to Shareholders for the fiscal year ended December 31, 2001, including Humboldt's annual report on Form 10-K, is being mailed concurrently with this Proxy Statement to all shareholders of record as of March 31, 2002.


ADDITIONAL COPIES OF HUMBOLDT'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001, WILL BE PROVIDED TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO: CHIEF FINANCIAL OFFICER, HUMBOLDT BANCORP, P. O. BOX 1007, EUREKA, CALIFORNIA 95502-1007.

                                           HUMBOLDT BANCORP

                                           /s/ Patrick J. Rusnak

                                           Patrick J. Rusnak
                                           Senior Vice President
                                           Chief Financial Officer and Secretary

Dated:  April 15, 2002

                                   APPENDIX A

                               PROPOSED AMENDMENT


                         ARTICLE THREE: AUTHORIZED STOCK


     This corporation is authorized to issue two classes of stock, designated "Common Stock" and "Preferred Stock." The number of shares of Common Stock the Corporation is authorized to issue is 20,000,000. The number of shares of Preferred Stock the Corporation is authorized to issue is 100,000,000. The Common Stock and Preferred Stock shall have no par value.

     The Preferred Stock may be issued from time to time in one or more series. The board of directors is authorized to designate and to fix the number of shares of any such series of Preferred Stock and to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock. The board of directors, within the limits stated in any resolution of the board of directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

                                HUMBOLDT BANCORP
                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 20, 2002
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned appoint(s) Theodore S. Mason and Patrick J. Rusnak, and each of them, as proxies for the undersigned, with full power of substitution and revocation, to represent and to vote, as designated below, all shares of Common Stock of Humboldt Bancorp (the "Company") that the undersigned would be entitled to vote if personally present, at the Annual Meeting of Shareholders of the Company to be held at 2440 Sixth Street, Eureka, California, on Monday, May 20, 2002, at 5:30 p.m., local time, upon the following items as set forth in the Notice of Annual Meeting and Proxy Statement, and according to their discretion upon all other matters that may be properly presented for action at the Annual Meeting, or any adjournment thereof. The undersigned may revoke this Proxy at any time prior to its exercise.

IF ANY SHAREHOLDER GIVES PROPER NOTICE AT THE ANNUAL MEETING OF HIS/HER INTENTION TO CUMULATE HIS/HER VOTES IN THE ELECTION OF DIRECTORS, THE PROXY HOLDERS WILL HAVE THE FULL DISCRETION AND AUTHORITY TO VOTE CUMULATIVELY AND TO ALLOCATE VOTES AMONG ANY OR ALL OF THE NOMINEES OF THE BOARD OF DIRECTORS IN SUCH ORDER AS THEY MAY DETERMINE UNLESS THE SHAREHOLDER HAS OTHERWISE INDICATED BY MARKING THE BOXES ON THE OTHER SIDE OF THIS CARD. SEE THE "RECORD DATE AND VOTING SECURITIES" SECTION OF THE PROXY STATEMENT FOR MORE INFORMATION.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED TO THE COMPANY, WILL BE VOTED IN THE MANNER DIRECTED ON THIS CARD. IN THE EVENT THAT NO SUCH DIRECTION IS GIVEN HEREON AND THIS PROXY IS NOT SUBSEQUENTLY REVOKED OR SUPERSEDED, THE PROXYHOLDERS NAMED ABOVE INTEND TO VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE AND FOR EACH OF THE OTHER PROPOSALS LISTED ON THE REVERSE.


PLEASE MARK YOUR VOTES AS INDICATED IN THIS EXAMPLE:      |X|

1. Proposal to elect the following nominees to serve as directors, each to hold office until the 2003 Annual Meeting of Shareholders or until his/her successor has been duly elected and qualified:

     Nominees: Ronald F. Angell, Richard Claussen, Gary L. Evans, Garry D. Fish, Lawrence Francesconi, Gary C. Katz, John W. Koeberer, Theodore S. Mason, John C. McBeth, Kelvin H. Moss, Gary L. Napier, Thomas Weborg and John R. Winzler.

               |_|                  |_|
               FOR ALL              WITHHOLD FROM
               NOMINEES             ALL NOMINEES

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through his/her name in the list above.)

2. Ratify the appointment of KPMG LLP as independent certified accountants to audit the Humboldt's financial statements for the fiscal year ending December 31, 2002.

               |_|          |_|            |_|
               FOR          AGAINST        ABSTAIN

3. To approve an amendment to Humboldt's Articles of Incorporation to authorize the issuance of up to 20,000,000 shares of preferred stock and to increase the authorized shares of common stock to 100,000,000.

               |_|          |_|            |_|
               FOR          AGAINST        ABSTAIN

4. To act upon such other business as may be properly come before the meeting or any adjournment thereof.

I/we  ___ do  ___ do not expect to attend this meeting.


TO ASSURE A QUORUM, YOU ARE URGED TO DATE, COMPLETE, AND SIGN THIS PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES.

Please sign exactly as your name(s) appear(s). When signing as attorney, executor, administrator, trustee, officer, partner, or guardian, please give full title. If more than one trustee, all should sign. WHETHER OR NOT YOU INTEND TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

SHAREHOLDER(S):


__________________________________________________
(SIGNATURE)


__________________________________________________
(SIGNATURE)




DATE:   ____________________, 2002.